Exhibit 99.1

MICHAEL KORS HOLDINGS LIMITED COMPLETES ACQUISITION OF

JIMMY CHOO PLC

Creates a global fashion luxury group through the combination of two iconic brands

LONDON – November 1, 2017 – Michael Kors Holdings Limited (NYSE:KORS) (the “Company”) today announced that it has completed the acquisition of Jimmy Choo PLC (“Jimmy Choo”). Under the terms of the transaction, Jimmy Choo shareholders received 230 pence per share with a total transaction value of approximately $1.35 billion.

John D. Idol, Chairman and Chief Executive Officer of Michael Kors Holdings Limited, said, “We are thrilled to have completed the acquisition of Jimmy Choo, which brings together two iconic brands to create a global fashion luxury group. Jimmy Choo has a rich history as a leading global luxury house, renowned for its glamorous and fashion-forward footwear, and is an excellent complement to the Michael Kors brand. We believe this combination further strengthens our future growth opportunities while also increasing both product and geographic diversification. We look forward to partnering with Chief Executive Officer Pierre Denis, Creative Director Sandra Choi and the rest of the team as we grow the business globally while continuing to support the strong brand equity that Jimmy Choo has built over the last 20 years.”

Strategic Rationale

The acquisition of Jimmy Choo is expected to deliver a number of benefits, including:

•	The opportunity to grow Jimmy Choo sales to $1 billion

•	A more balanced portfolio with greater product diversification

•	An enhanced positioning in the attractive and growing luxury footwear segment

•	The opportunity to grow in the men’s luxury footwear category

•	Further expansion in the luxury accessories market

•	Greater exposure to global markets, particularly the fast-growing market in Asia

Transaction Details

As previously announced, the acquisition was funded through a combination of borrowings under the Company’s new term loan facility and the issuance of senior unsecured notes, with a weighted average interest rate of 3.1%, as well as cash on hand. The acquisition was effected by way of a UK scheme of arrangement, which became effective today.

About Michael Kors Holdings Limited

Michael Kors Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and apparel as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Michael Kors Holdings Limited is publicly listed on the New York Stock Exchange under the ticker KORS.

Forward Looking Statements

This press release (including information incorporated by reference in this press release), oral statements made regarding the acquisition of Jimmy Choo, and other information published by the Company, JAG Acquisitions (UK) Limited (“Michael Kors Bidco”) and Jimmy Choo contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of the Company, Michael Kors Bidco and Jimmy Choo about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this press release include statements relating to the expected effects of the Acquisition on the Company, Michael Kors Bidco and Jimmy Choo, the expected timing and scope of the Acquisition and other statements other than historical facts. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might”, or words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Jimmy Choo’s and the Company’s operations and benefits from the Acquisition; and (iii) the effects of government regulation on the Company’s, Michael Kors Bidco’s or Jimmy Choo’s business.

These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many risks, uncertainties and other factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the satisfaction of the conditions to consummating the Acquisition, Michael Kors’ ability to integrate the businesses successfully and to achieve anticipated benefits of the acquisition; the risk of disruptions to the Company’s or Jimmy Choo’s businesses; the negative effects of the announcement of the proposed Acquisition or the consummation of the proposed Acquisition on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; fluctuations in demand for Jimmy Choo’s and the Company’s products; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Unless otherwise required by applicable law, neither the Company, Michael Kors Bidco nor Jimmy Choo, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this press release will actually occur. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All subsequent oral or written forward-looking statements attributable to the Company, Michael Kors Bidco or Jimmy Choo or any of their respective members, directors, officers or employees or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. The Company, Michael Kors Bidco and Jimmy Choo disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with their legal and regulatory obligations.

FOR MORE INFORMATION:

Michael Kors Holdings Limited

Christina Coronios

201-691-6133

InvestorRelations@MichaelKors.com

or

ICR, Inc.

Jean Fontana

203-682-8200

jean.fontana@icrinc.com

Media:

ICR, Inc.

Alecia Pulman

646-277-1231

KorsPR@icrinc.com